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Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025	650 752 2000 tel 650 752 2111 fax

June 24, 2015
SunPower Corporation
77 Rio Robles
San Jose, California 95134

Ladies and Gentlemen:
We have acted as special counsel to SunPower Corporation, a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 7,565,182 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, issuable pursuant to the SunPower Corporation 2015 Omnibus Incentive Plan (the “Plan”).
We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.
In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued, delivered and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.
We are members of the Bars of the States of California and New York, and the foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,

/s/ Davis Polk & Wardwell LLP